UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2011

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 2, 2011, Crosstex Energy, L.P. (the “Partnership”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Amended and Restated Credit Agreement, dated as of February 10, 2010 (the “Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”), by and among the Partnership, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

The Credit Agreement Amendment amended the Credit Agreement to, among other things, (i) increase the borrowing capacity under the Credit Agreement from $420.0 million to $485.0 million, (ii) extend the termination date of the Credit Agreement (and the maturity date of the obligations thereunder) from February 10, 2014 to May 2, 2016, (iii) increase the maximum permitted leverage ratios contained in the Credit Agreement during certain fiscal quarters, (iv) decrease the minimum consolidated interest coverage ratio during certain fiscal quarters, (v) decrease the interest rate that the Partnership pays on borrowings and letters of credit under the Amended Credit Agreement, (vi) subject to the terms of the Amended Credit Agreement, permit up to $150.0 million of future increases in the borrowing capacity under the Amended Credit Agreement and (vii) increase investment flexibility, all as more fully set forth in the Credit Agreement Amendment.

Upon the closing of the Credit Agreement Amendment, the Partnership had approximately $22.0 million of outstanding borrowings and $76.7 of outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $386.3 million available capacity for additional borrowings and letters of credit under the Amended Credit Agreement. In connection with entering into the Credit Agreement Amendment, the Partnership paid certain upfront fees and consent fees to the lenders party thereto, and the Partnership paid certain arrangement fees to the arranger of the Credit Agreement Amendment. Amounts borrowed and repaid under the Amended Credit Agreement may be re-borrowed.

The description set forth above is qualified in its entirety by (i) the Credit Agreement Amendment, which is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference and (ii) the Credit Agreement, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on February 16, 2010.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On May 3, 2011, the Partnership issued a press release (the “Press Release”) announcing the completion of the Credit Agreement Amendment. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

First Amendment to Amended and Restated Credit Agreement dated as of May 2, 2011, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto.

99.1	—	Press Release dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, LLC, its General Partner

Date: May 3, 2011	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—

First Amendment to Amended and Restated Credit Agreement dated as of May 2, 2011, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lenders party thereto.

99.1	—	Press Release dated May 3, 2011.